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                                As filed with the
               Securities and Exchange Commission on May 26, 2005

                                                     Registration No. 333-20763

                       SECURITIES AND EXCHANGE COMMISSION
                              Washington, DC 20549

                                 AMENDMENT NO. 1
                                       TO
                                    FORM S-8
                             Registration Statement
                                      Under
                           The Securities Act of 1933

                             LANVISION SYSTEMS, INC.
             (Exact name of registrant as specified in its charter)

           Delaware                                              31-1455414
(State or other jurisdiction of                               (I.R.S. Employer
 incorporation or organization)                              Identification No.)

                         10200 Alliance Road, Suite 200
                           Cincinnati, Ohio 45242-4716
               (Address of principal executive offices) (Zip Code)

                      George E. Castrucci Option Agreement
                            (Full title of the plan)

          Paul W. Bridge, Jr.                                Copy To:
        Chief Financial Officer                      Richard G. Schmalzl, Esq.
      10200 Alliance Road, Suite                    Graydon Head & Ritchey LLP
      Cincinnati, Ohio 45242-4716                     1900 Fifth Third Center
            (513) 794-7100                               511 Walnut Street
                                                       Cincinnati, OH 45202
                                                           (513) 629-2828
            (Name, address and telephone number of agent for service)

           The Registrant hereby amends the above referenced Registration Statement to deregister 5,000 shares of common stock of the Registrant relating to the George E. Castrucci Option Agreement.


           Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Amendment No. 1 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Blue Ash, State of Ohio, on this 26th day of May 2005.

                                LANVISION SYSTEMS, INC.

                                BY: /s/ Paul W. Bridge, Jr.
                                    -----------------------------------------
                                    Paul W. Bridge, Jr. Chief Financial Officer